Exhibit 99.1

NEWS RELEASE

For further information, contact:	Paul A. Bragg – Chairman and Chief Executive Officer
(281) 404-4700

VANTAGE DRILLING COMPANY ANNOUNCES CLOSING OF OFFERINGS AND ACQUISITION OF

MANDARIN DRILLING CORPORATION

HOUSTON, TX, August 2, 2010 – Vantage Drilling Company (“Vantage” or the “Company”) (NYSE Amex: VTG.U) (NYSE Amex: VTG) (NYSE Amex: VTG.WS) announced today the closing of the previously announced concurrent offerings by Offshore Group Investment Limited, a wholly owned subsidiary of Vantage (the “Issuer”), of $1.0 billion aggregate principal amount of 11 1/2% Senior Secured First Lien Notes due 2015 and the Company’s public offering of 52,272,727 of its ordinary shares (including full exercise of the underwriters’ over-allotment option) at a public offering price of $1.10 per share (the “Offerings”). The notes were issued at a public price equal to 96.361% of their face value and are unconditionally guaranteed, jointly and severally, on a senior secured basis by Vantage and certain of its existing and future subsidiaries, including the subsidiaries of the Issuer. The notes accrue interest at 11.50% per year, payable on February 1 and August 1 of each year, commencing on February 1, 2011. The notes will be secured by a first priority security interest in the Emerald Driller, the Sapphire Driller, the Topaz Driller and, upon its delivery, the Platinum Explorer. The notes and the guarantees will also be secured by certain other assets of the Issuer and the guarantors (other than Vantage) and by a pledge of the stock of the Issuer and the guarantors (other than Vantage). The notes mature on August 1, 2015.

The net proceeds from these Offerings are being used to acquire from F3 Capital the remaining 55% interest in Mandarin Drilling Corporation, which also closed on July 30, 2010, and to fund the remaining construction payments for the Platinum Explorer, to refinance certain of Vantage’s outstanding indebtedness, including the 13 1/2% Senior Secured Notes issued by P2021 Rig. Co, a wholly-owned subsidiary of Vantage, and its existing credit facility, and for general corporate purposes.

Jefferies & Company, Inc. and Johnson Rice & Company L.L.C. acted as joint book-running managers for the common stock offering. The common stock offering was made under Vantage’s effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). Prospective investors should read the prospectus supplement and the shelf registration statement for more complete information about Vantage and the common stock offering. Copies of the prospectus supplement and the accompanying prospectus are available on the SEC’s website, www.sec.gov, and by contacting Jefferies & Company, Inc., at Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York 10022, or by phone at 877-547-6340 (toll-free), or by email at Prospectus_Department@Jefferies.com, or by contacting Johnson Rice & Company L.L.C., at 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, or by phone at (504) 525-3767.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About the Company

Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of eight owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as Vantage’s use of the net proceeds of the offerings. These forward-looking statements are based on current expectations, estimates and projections about Vantage, Vantage’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, Vantage has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Vantage may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Vantage also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here.